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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

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
                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1997      1996      1995
                                                               ----      ----      ----
                                                                 (IN THOUSANDS EXCEPT
                                                                    PER-SHARE DATA)
  Net earnings available to common before extraordinary
     charge from prepayment of debt.........................  $41,305   $34,590   $29,490
                                                              =======   =======   =======
  Net earnings..............................................  $41,305   $34,590   $23,011
                                                              =======   =======   =======
  Average shares outstanding................................   19,085    17,196    16,071
Basic per-share amounts:
  Net earnings..............................................    $2.16     $2.01     $1.43
                                                              =======   =======   =======
  Net earnings before extraordinary charge..................    $2.16     $2.01     $1.83
                                                              =======   =======   =======
  Average shares outstanding................................   19,085    17,196    16,071
  Stock option incremental shares...........................       52        44        10
                                                              -------   -------   -------
     Average shares outstanding, diluted....................   19,137    17,240    16,081
                                                              =======   =======   =======
Diluted per-share amounts:
  Net earnings..............................................    $2.16     $2.01     $1.43
                                                              =======   =======   =======
  Net earnings before extraordinary charge..................    $2.16     $2.01     $1.83
                                                              =======   =======   =======
Diluted assuming conversion of debt:
  Net earnings..............................................  $41,305   $34,590
  Add interest expense associated with Convertible
     Debentures.............................................    6,279     7,778
                                                              -------   -------
     Total..................................................  $47,584   $42,368
                                                              =======   =======
  Average shares outstanding................................   19,085    17,196
  Assumed conversion of debentures..........................    2,583     3,095
  Stock option incremental shares...........................       52        72
                                                              -------   -------
     Total..................................................   21,720    20,363
                                                              =======   =======
  Per-share amount (antidilutive)...........................    $2.19     $2.08
                                                              =======   =======
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